Exhibit 21.1

Schedule of Subsidiaries of FTI Consulting, Inc.

Name	Jurisdiction of Incorporation
Compass Lexecon LLC [fka Lexecon, LLC] [fka LI Acquisition Company, LLC]	Maryland

Competition Policy Associates, Inc.	District of Columbia

Dispute Resolution Consulting LLC	Qatar

FCN Holdings CV	Netherlands

FD India Limited	England and Wales

FD International Ltd.	England and Wales

FD MWA Holdings Inc.	Delaware

FD Public Affairs Limited [fka LLM Communications Limited]	England and Wales

FD-CMM Mexico, S. de r.L. de C.V.	Mexico

Ferrier Hodgson Management Services Inc.	Philippines

Ferrier Hodgson Philippinese Inc.	Philippines

FH Asset Management Corp.	Philippines

FH Corporate Services Inc.	Philippines

FTI Consulting (Strategic Communications) S.A.S. [fka Financial Dynamics S.A.S.]	France

FTI Capital Advisors, LLC [fka FTI Merger & Acquisition Advisors, LLC]	Maryland

FTI Commercial Consulting (Shanghai) Co. Ltd. [fka - Ferrier Hodgson Commercial Consulting (Shanghai) Co. Ltd.]	Shanghai,China

FTI Consulting - FD Australia Holdings Pty Ltd [fka FD Australia Holdings Pty Ltd]	Victoria, Australia

FTI Consulting (Asia) Ltd FKA International Risk Limited	Hong Kong

FTI Consulting (China) Ltd. Fka Thompson Market Services (Shanghai) Co. Ltd	China

FTI Consulting (CM) Limited [fka K Capital Source Limited]	Ireland

FTI Consulting (HC) Limited [fka FD Sante Limited ] [fka Sante Communications Limited]	England and Wales

FTI Consulting (Hong Kong) Limited	Hong Kong

FTI Consulting (Hong Kong) Services Four Limited [fka Sun Easy Investment Limited]	Hong Kong

FTI Consulting (Hong Kong) Services One Limited [fka Chater Secretaries Limited]	Hong Kong

FTI Consulting (Hong Kong) Services Three Limited [fka Power Famous Limited]	Hong Kong

FTI Consulting (Hong Kong) Services Two Limited [fka Lansdowne Nominees Limited]	Hong Kong

FTI Consulting (Ireland) Limited [fka Financial Dynamics Ireland Ltd.]	Ireland

FTI Consulting (Perth) Pty Ltd [fka FD PTY LIMITED] [fka FD Third Person Perth Pty Limited] [fka Kudos Consultants Pty Limited]	Australia

FTI Consulting (SC) Inc. [fka FD US Communications, Inc.]	New York

FTI Consulting (SC) Ltda. [fka FD Gravitas Ltda.] [fka Gravitas Comunicaciones Estrategicos Limitada]	Colombia

FTI Consulting (SC)(Beijing) Co., Ltd. change in process FD (Beijing) Consulting Co., Ltd.	Beijing

FTI Consulting (SC)(Hong Kong) Limited [fka Financial Dynamics Asia Ltd.]	Hong Kong

FTI Consulting (Singapore) PTE. LTD. [fka FS Asia Advisory Pte. LTD.]	Singapore

FTI Consulting (Sydney) Pty Ltd [fka FD (Sydney) PTY LTD] [fka FD Third Person Pty Limited] [FKA Third Person Communications Pty Limited]	Australia, New South Wales

FTI Consulting B.V. [fka Irharo B.V.]	Netherlands

FTI Consulting Belgium SA [fka Blueprint Partners SA]	Belgium

FTI Consulting Canada Inc. [fka Watson, Edgar, Bishop, Meakin & Aquirre Inc.]	British Colombia, Canada

FTI Consulting Canada ULC	British Colombia, Canada

FTI Consulting Colombia S.A.S.	Colombia

FTI Consulting Design Limited [fka 85Four Ltd.]	England and Wales

FTI Consulting Deutschland GmbH	Germany

FTI Consulting Deutschland Holding GmbH [fka Maia Neunundzwanzigste Vermögensverwaltungs-GmbH]	Germany

FTI Consulting Group Limited [fka Financial Dynamics Ltd.]	England and Wales

FTI Consulting Gulf Limited [FD Gulf Limited][fka FD Dubai Limited]	England and Wales

FTI Consulting India Private Limited [fka FD Communications India Private Limited]	India

PT. FTI Consulting Indonesia	Indonesia

FTI Consulting International Limited	British Virgin Islands

FTI Consulting Limited [fka Carmill Limited)	England and Wales

FTI Consulting LLC	Maryland

FTI Consulting Management LLP	England and Wales

FTI Consulting Management Ltd [fka FTI Consulting (Asia) Limited] [fka Baker Tilly Hong Kong Business Recovery Ltd] [fka Baker Tilly Purserblade Asia Limited] [fka Purserblade Asia Limited]	Hong Kong

FTI Consulting Mexico S DE RL DE CV [fka FDFTI Mexico S DE RL DE CV]	Mexico

FTI Consulting Panama, SDAD. LTDA.	Panama

FTI Consulting Philippines (BVI) Limited [fka FS Philippines Limited]	British Virgin Islands

FTI Consulting Pte Ltd. [fka International Risk (Singapore) Pte Ltd.]	Singapore

FTI Consulting Russia Limited [fka FD Russia Limited]	England and Wales

FTI Consulting S.A.	Argentina

FTI Consulting S.ar.L.	Luxembourg

FTI Consulting SC GmbH [fka Financial Dynamics GmbH] [fka A & B Financial Dynamics gmbh]	Germany

FTI Consulting Services Limited [fka FTI Forensic Accounting Limited] [fka Forensic Accounting Partners Limited]	England and Wales

FTI Consulting Shanghai (BVI) Limited [fka FS Shanghai Offshore Limited]	British Virgin Islands

FTI Consulting Solutions Limited [fka Brewer Consulting Limited]	England And Wales

FTI Consulting South Africa (Pty) Ltd [fka FD Media and Investor Relations Pty Ltd] [fka Beachhead Media and Investor Relations (Proprietary) Limited]	S. Africa

FTI Consulting Spain, S.R.L.	Spain

FTI Consulting Technology (Sydney) Pty Ltd [fka FTI Ringtail (AUST) PTY LTD] [fka: FTI Australia Pty Ltd.]	Australia

FTI Consulting Technology LLC [fka FTI Technology LLC ] [fka FTI Repository Services, LLC ]	Maryland

FTI Consulting Technology Software Corp. [fka Attenex Corporation]	Washington

FTI Consultoria Ltda. [fka FTI Holder Consultoria LTDA] [fka FTI Holder Consultoria S.A.] [fka Arbok Holdings S.A.]	Brazil

FTI Director Services Limited [fka FS Director Services Limited]	British Virgin Islands

FTI Director Services Number 2 Limited [fka FS Director Services Number 2 Limited]	British Virgin Islands

FTI Director Services Number 3 Limited [fka FS Director Services Number 3 Limited]	British Virgin Islands

FTI Financial Services Limited	England and Wales

FTI Forensic Accounting Limited	British Virgin Islands

FTI France SARL	Paris, France

FTI General Partner (BVI) Limited	British Virgin Islands

FTI General Partner LLC	Maryland

FTI Hosting LLC	Maryland

FTI International LLC [fka FTI FD LLC]	Maryland

FTI Investigations, LLC	Maryland

FTI Services Limited [fka Total Sun Investments Limited]	British Virgin Islands

FTI UK Holdings Limited	England and Wales

FTI, LLC	Maryland

G3 Consulting Limited	England and Wales

Gravitas Panama S.A.	Panama

IRL (Holdings) Limited	British Virgin Islands

Orion Technology Comercio e Servicos LTDA	Brazil

Tecnologia Servicos e Comercio de Equipamentos de Informática, LTDA	Brazil

The Lost City Estates S.A.	Panama

Thompson Market Services Limited	Hong Kong